                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                            FOR THE THREE          FOR THE NINE
                                                             MONTHS ENDED          MONTHS ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                         --------------------  --------------------
                                                           1998       1997       1998       1997
                                                         ---------  ---------  ---------  ---------

Weighted Average Number of Common Shares Outstanding...    431,141    419,082    428,927    415,401

ADD--Shares of common stock assumed issued upon
  exercise of stock options using the "treasury stock"
  method as it applies to the computation of diluted
  earnings per share...................................     10,691     14,091     10,452     12,004
                                                         ---------  ---------  ---------  ---------

Number of Common and Common Equivalent Shares
  Outstanding..........................................    441,832    433,173    439,379    427,405
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

Net Earnings for Basic and Diluted Earnings Per
  Share................................................  $  83,687  $  53,208  $ 224,161  $ 117,696
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

Earnings Per Share:

  Basic................................................  $     .19  $     .13  $     .52  $     .28
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

  Diluted..............................................  $     .19  $     .12  $     .51  $     .28
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

    All share and per share amounts have been restated to reflect the 1998 two-for-one stock split effected in the form of a stock dividend.